UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2009
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On April 22, 2009, Somaxon Pharmaceuticals, Inc. (“Somaxon”) entered into a Sublease (the “New Sublease”) with aAd Capital Management, L.P. (“aAd”) to sublease approximately 1,320 rentable square feet of office space on the 2nd floor of the building located at 420 Stevens Avenue, Solana Beach, California, on a month-to-month basis. Somaxon intends to use the subleased premises as its new corporate headquarters beginning as of April 25, 2009. As of that date, all written inquiries should be addressed to Somaxon at its new mailing address, 3830 Valley Center Drive, Suite 705-461, San Diego, California 92130.
     Somaxon paid aAd an upfront payment of $12,000, and the monthly rent will be $6,000. The upfront payment is non-refundable unless the sublease is terminated other than by Somaxon. Somaxon is also obligated to pay one-half of the cost of utilities incurred by the suite of which its office space is a part.
     A complete copy of the New Sublease is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the New Sublease is qualified in its entirety by reference to such exhibit.
Item 1.02. Termination of a Material Definitive Agreement
     On April 23, 2009, Somaxon entered into a Sublease Amendment and Termination Agreement (the “Termination Agreement”) with Avnet, Inc. (“Avnet”) relating to the sublease (the “Current Sublease”) of Somaxon’s current corporate headquarters at 3721 Valley Centre Drive, San Diego, California. In November 2008, Somaxon notified Avnet that it was exercising its contractual right to terminate the Current Sublease as of July 28, 2009, subject to the payment by Somaxon of termination fees and related expenses due thereunder. Under the Termination Agreement, Somaxon and Avnet agreed that the term of the Current Sublease will terminate as of April 30, 2009, and Somaxon will pay to Avnet $600,000 in full satisfaction of all rent and other charges, fees and expenses, including any termination fees, payable under the Current Sublease.
     Somaxon terminated the Current Sublease in order to significantly reduce its future rent expense.
     A complete copy of the Termination Agreement is filed herewith as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the terms of the Termination Agreement is qualified in its entirety by reference to such exhibit.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 20, 2009, Somaxon received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying Somaxon that its application to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market was approved. Somaxon’s common stock began trading on the Nasdaq Capital Market on April 22, 2009.
     The application to transfer to the Nasdaq Capital Market was submitted on April 13, 2009 in response to the letter Somaxon received from Nasdaq on March 20, 2009 informing the company that based on its stockholders’ equity as reported in its Annual Report on Form 10-K for the period ended December 31, 2008, the company does not comply with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Global Market under Nasdaq Marketplace Rule 4450(a)(3).
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Sublease between Somaxon Pharmaceuticals, Inc. and aAd Capital Management, L.P. dated as of April 22, 2009.

10.2	Sublease Amendment and Termination Agreement between Somaxon Pharmaceuticals, Inc. and Avnet, Inc. dated as of April 23, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: April 24, 2009
	By:	/s/ Meg M. McGilley
	Name:	Meg M. McGilley
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Sublease between Somaxon Pharmaceuticals, Inc. and aAd Capital Management, L.P. dated as of April 22, 2009.

10.2	Sublease Amendment and Termination Agreement between Somaxon Pharmaceuticals, Inc. and Avnet, Inc. dated as of April 23, 2009.